UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:
(Date of earliest event reported)
August 9, 2006

FROZEN FOOD EXPRESS INDUSTRIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Texas (State or Other Jurisdiction of Incorporation)	1-10006 COMMISSION FILE NUMBER	75-1301831 (IRS Employer Identification No.)
1145 Empire Central Place Dallas, Texas 75247-4309 (Address of Principal Executive Offices)		(214) 630-8090 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	Entry into a Material Definitive Agreement

On August 9, 2006 our Board of Directors approved an Amended and Restated Change in Control Agreement (the "2006 Agreement") for our Executive Officers Stoney M. Stubbs, Jr., S. Russell Stubbs and Thomas G. Yetter. The 2006 Agreement was approved by our Compensation Committee and by a unanimous vote of our non-employee directors. Each of the Executive Officers, all of whom also serve as directors, abstained from voting on the approval. The 2006 Agreement rescinds and replaces the previous Change in Control Agreements, the form of which was approved by the Board of Directors during June of 2000 (the "2000 Agreement"). The terms of the 2006 Agreement were changed from the terms of the 2000 Agreement to reflect and conform with changes in certain incentive, bonus and stock-based compensation plans that were approved by the Directors of the Shareholders between the time the 2000 Agreement and the 2006 Agreement were adopted. A form of the 2006 Agreement is filed herewith as Exhibit 10.1.

ITEM 1.02.	Termination of a Material Definitve Agreement

As discussed at Item 1.01, the form of the 2000 Agreement previously filed with the SEC as Exhibit 10.1 to our Form 8-K filed with the SEC on June 28, 2000 has been rescinded and superseded by the form of the 2006 Agreement that is filed herewith as Exhibit 10.1.

ITEM 8.01.	Other Events

On August 9, 2006, our Board of Directors approved a stock repurchase program whereby we have been authorized to repurchase up to 750,000 shares of our Common Stock from time to time in the open market or in private transactions. A copy of the press release announcing this action is furnished , but not filed, with the Commission as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 9.01.	Financial Statements and Exhibits
(c) EXHIBITS
The following exhibits are furnished pursuant to Item 9.01 of Form 8-K.

10.1	Form of Amended and Restated Change in Control Agreement.
99.1	Press Release, dated August 10, 2006, regarding stock repurchase program.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
FROZEN FOOD EXPRESS INDUSTRIES, INC.

Dated: August 11, 2006	By:	/s/ Thomas G. Yetter
Thomas G. Yetter Senior Vice President and Chief Financial Officer (Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Exhibit Title	Page
10.1	Form of Amended and Restated Change in Control Agreement
99.1	Press Release, dated August 10, 2006, regarding stock repurchase program.